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                                                                     EXHIBIT 4.4



                               AMENDMENT NO. 3 TO
              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

                             XETA TECHNOLOGIES, INC.


TO THE SECRETARY OF STATE OF OKLAHOMA:

         We, the undersigned authorized officers of XETA Technologies, Inc., a corporation organized under the laws of the State of Oklahoma upon filing its original Certificate of Incorporation on June 4, 1981, which was subsequently amended, restated on April 8, 1987, and further amended on July 30, 1999, and April 17, 2000, do hereby further amend the Amended and Restated Certificate of Incorporation pursuant to an amendment duly adopted on June 26, 2000, by vote of the shareholders in accordance with the provisions of Section 1077.B.1 of the Oklahoma General Corporation Act as follows:


AS AMENDED:

                                   ARTICLE VI

                  The total authorized number of shares which the Corporation shall have authority to issue shall consist of 50,500,000 shares, 50,000,000 shares of which shall be classified as Common Shares of the par value of $.002 per share, and 500,000 shares of which shall be classified as Preferred Shares, $.10 par value per share.


         In all other respects, the Amended and Restated Certificate of Incorporation filed on April 8, 1987 and as subsequently amended, shall remain unchanged.

         Signed this 26th day of June, 2000.



                                               /s/ Jon A. Wiese
                                               --------------------------------
                                               Jon A. Wiese, President


/s/ Robert B. Wagner
--------------------------------
Robert B. Wagner, Secretary


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STATE OF OKLAHOMA )
                  )  ss.
COUNTY OF TULSA   )

         Before me, the undersigned, Notary Public, in and for said County and State, on this 26th day of June, 2000, personally appeared Jon A. Wiese, President of XETA Technologies, Inc., to me known to be the identical person who executed the above and foregoing instrument and acknowledged to me that he executed the same as his free and voluntary act and deed of the above named Corporation, for the uses and purposes therein set forth.

         Given under my hand and seal of office the day and year last above written.



                                                          /s/ Carolyn Farrar
                                                          ---------------------
                                                          NOTARY PUBLIC

MY COMMISSION EXPIRES:

     July 5, 2003
----------------------
       (SEAL)


































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